                                                                  Exhibit 99

[ESSI letterhead]


For further information, please contact
Daniel E. Kreher
(314) 553-4915

                      ENGINEERED SUPPORT REPORTS RECORD
                    FIRST QUARTER REVENUES AND EARNINGS;
                           INCREASES 2004 FORECAST

o    REVENUES UP 60% TO $195.1 MILLION

o    NET EARNINGS FROM CONTINUING OPERATIONS ADVANCE 87% TO $15.7 MILLION

o EARNINGS PER SHARE FROM CONTINUING OPERATIONS INCREASE TO $.57 FOR CURRENT QUARTER VS. $.33 IN 2003

o    FORECASTED EPS FOR 2004 RAISED TO $2.50 - $2.55; APPROXIMATELY 50%
     ABOVE 2003

         ST. LOUIS, MO. - FEBRUARY 26, 2004 - ENGINEERED SUPPORT SYSTEMS, INC. (Nasdaq: EASI) reported record first quarter net income from continuing operations of $15.7 million, or $.57 per diluted share, for the period ended January 31, 2004, compared to $8.4 million, or $.33 per diluted share, for the same period last year. Net revenues for the quarter advanced 60.4% to a record $195.1 million on the strength of recent acquisitions and organic growth, according to JERRY DANIELS, VICE CHAIRMAN AND CEO.

First quarter operating income from continuing operations of a record $26.2 million was 84% above the $14.2 million for the same quarter in the prior year. As a percentage of net revenues, operating income from continuing operations was 13.5% for the current quarter as compared to 11.7% for the first quarter of fiscal 2003. Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations for the current quarter totaled $28.5 million, or 14.6% of net revenues, for the current quarter, compared to $16.4 million in the prior year.

Quarterly net revenues increased primarily due to the inclusion of the results of the Company's most recent acquisitions combined with solid organic revenue growth. Technical and Management Services Corporation (TAMSCO), Engineered Environments, Inc. (EEi) and Pivotal Power Inc. (Pivotal Power), each acquired within the past nine months, generated net revenues of $55.2 million, $4.4 million and $1.1 million, respectively, during the first quarter of 2004. Excluding the impact of these three acquisitions, net revenues increased $12.7 million, or 10.4%, quarter over quarter.

Net earnings from continuing operations for the first quarter climbed 86.5% to a record $15.7 million (8.1% of net revenues) compared to $8.4 million (6.9% of net revenues) last year. Gross profits increased $19.1 million as compared to the prior year. Contributions from the above recent acquisitions, coupled with higher revenues and overall improved gross margins at existing business units led to the significant advancement in reported results for the quarter.

Daniels commented, "We're off to a great start once again this year, posting our seventh successive quarter of record quarterly revenues and earnings. Results from our recent acquisitions, most notably TAMSCO, were outstanding while our existing business units showed significantly improved performance on a year-over-year basis as well. Based on the quarter's reported results, an impressive level of entered order bookings and our well-funded contract backlog, we are quite confident of generating revenue and earnings growth for the remainder of fiscal 2004 and beyond."

BUSINESS SEGMENT RESULTS

For the current quarter, the Support Systems segment reported net revenues of $111.8 million compared to $96.8 million (prior to the elimination of intersegment revenues in each period) for the same period in the prior year, a 15.5% increase. The improved results reflect the inclusion of a combined $5.5 million in net revenues from EEi and Pivotal Power during the first quarter and overall higher revenues at existing business units. Net organic revenue growth for the Support Systems segment during the current quarter totaled $9.5 million, an impressive 9.8%. The programs with the largest revenue gains during the quarter include the Field Deployable Environmental Control Unit (FDECU), which is deployed extensively in worldwide U.S. military operations, and the Manportable Surveillance and Target Acquisition Radar (MSTAR), which is serving a wide range of defense applications including base perimeter security. Comparatively lower production requirements on certain long-term defense programs during the quarter, including the M1000 Heavy Equipment Transporter and the Knight Target Acquisition system, partially offset these increases for the period. Quarterly operating income for the segment climbed to $19.0 million (17.0% of segment revenues) compared to $12.1 million (12.5% of segment revenues) last year. Incremental gross profit contributions, cost savings realized under the Company's facility rationalization initiatives and the absorption of corporate overhead costs by the Support Services business segment led to the improved results for the Support Systems segment.

Net revenues of the Support Services segment climbed to $89.1 million compared to $25.5 million (prior to the elimination of intersegment revenues in each period) for the first quarter of 2003, principally due the inclusion of results from TAMSCO ($55.2 million in revenues) and incremental revenues generated by Radian for the period. TAMSCO's revenues came in above the level previously forecast by the Company primarily due to additional activity under the eight-year, $2.9 billion ceiling Rapid Response (R2) contract. Excluding the impact of TAMSCO, Support Services revenues grew 33.0% organically during the first quarter. Radian has continued to post solid revenue growth due to increasing customer demand for its Deployable Power Generation and Distribution System (DPGDS) and additional work in the asset protection area. The segment's operating margin of 8.1% for the first quarter was somewhat below its historical level (9.8% for the entirety of fiscal 2003). Task orders awarded under the R2 contract for goods and services typically carry a lower fee, or mark-up, than those projects that contain a high level of labor content. However, on the strength of increased revenues, segment operating income for the current quarter totaled $7.3 million compared to $2.1 million in the same period last year.

"Both the Systems and Services business segments reported exceptional results for the quarter. The collective capabilities of our eleven operating units continue to drive higher performance. Our company's success is based on a vibrant, entrepreneurial culture that rewards results and challenges our people to work with one another for the common benefit of our customers. This formula has worked well for us and will prove to be an enduring philosophy going forward," continued Daniels.

ENTERED ORDERS AND BACKLOG

First quarter entered orders totaled a record $283.7 million in 2004 compared to $111.8 million in the prior year. Orders for the Support Systems segment comprised 68.8% of the total with Support Services accounting for the remaining 31.2%. Significant orders were received on several programs during the quarter, including environmental control units, power generation equipment, perimeter security systems and logistics services. The Company anticipates continued strong order flow for the remainder of the year to support its revenue base for 2004 and beyond. At January 31, 2004, total contract backlog, including unfunded options on existing contracts, totaled $1.5 billion compared to $1.1 billion one year ago.

REVISED 2004 FORECAST

Daniels concluded, "In consideration of our reported results, record levels of funded backlog, strong entered orders and the outlook for the remainder of the year, we are increasing our 2004 revenue and earnings forecast at this time. We currently expect that 2004 revenues will approximate $780 million - representing an increase of $30 to $40 million above our previous guidance. Earnings per share from continuing operations should range between $2.50 and $2.55 - $0.10 above our previously provided forecast."

In conjunction with this release, Engineered Support Systems will host a conference call, which will be simulcast over the Internet. Michael F. Shanahan, Sr., Chairman, Jerry Daniels, Vice Chairman and CEO, Gerald A. Potthoff, President and COO, and Gary C. Gerhardt, Vice Chairman and CFO, will host the call, which is scheduled for today, February 26, 2003 at 11:00 a.m. EST. Listeners can access the conference call live and archived over the Internet via the Company's website at http://www.engineeredsupport.com.

Engineered Support Systems, Inc. designs, manufactures and supplies integrated military electronics, support equipment and technical and logistics services for all branches of America's armed forces and certain foreign militaries, homeland security forces and selected government and intelligence agencies. The Company also produces specialized equipment and systems for commercial and industrial applications. For additional information, please visit the Company's website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement. Important factors which could cause the Company's actual results to differ materially from those projected in, or inferred by, forward-looking statements include, but are not limited to, the following: the decision of any of the Company's key customers, including the U.S. government, to reduce or terminate orders with the Company; cutbacks in defense spending by the U.S. government; increased competition in the Company's markets; the Company's ability to achieve and integrate acquisitions; and other risks discussed in the Company's reports filed with the Securities and Exchange Commission from time to time.

                              - charts follow -


                            ENGINEERED SUPPORT SYSTEMS, INC.
                                SUMMARY FINANCIAL DATA
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                               THREE MONTHS ENDED
                                                                   JANUARY 31
                                                         ------------------------------
                                                             2004              2003
                                                             ----              ----
                                                                  (UNAUDITED)

Net Revenues from
  Continuing Operations                                   $  195,130        $  121,663
                                                         ============      ============

EBITDA from
   Continuing Operations*                                 $   28,516        $   16,416

Depreciation and Amortization                                  2,269             2,177
                                                         ------------      ------------

Operating Income from
   Continuing Operations                                  $   26,247        $   14,239
                                                         ============      ============

Net Income from
   Continuing Operations                                  $   15,743        $    8,441

Net Income from
   Discontinued Operations                                                         137
                                                         ------------      ------------

Net Income                                                $   15,743        $    8,578
                                                         ============      ============

Earnings per Share:
   Basic - Continuing Operations                          $     0.62        $     0.35
   Basic - Discontinued Operations                                                0.01
                                                         ------------      ------------
   Basic - Total                                          $     0.62        $     0.36
                                                         ============      ============

   Diluted - Continuing Operations                        $     0.57        $     0.33
   Diluted - Discontinued Operations                                              0.01
                                                         ------------      ------------
   Diluted - Total                                        $     0.57        $     0.34
                                                         ============      ============

* Earnings before interest, income taxes, depreciation and amortization.

                                                          January 31        October 31
                                                             2004              2003
                                                         ------------      ------------

Funded Backlog of Orders                                  $  632,754        $  533,439

Options on Existing Orders                                   905,064           922,735
                                                         ------------      ------------
                                                          $1,537,818        $1,456,174
                                                         ============      ============

                            ENGINEERED SUPPORT SYSTEMS, INC.
                                SUMMARY FINANCIAL DATA
                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               THREE MONTHS ENDED
                                                                   JANUARY 31
                                                         ------------------------------
                                                             2004              2003
                                                             ----              ----
                                                                   (UNAUDITED)

EBITDA from
   Continuing Operations*                                 $   28,516        $   16,416

Interest Expense, Net                                           (644)             (407)

Income Tax Provision                                          (9,856)           (5,397)

Net (Increase) Decrease
   in Working Capital
   and Other Assets                                          (45,407)            1,629
                                                         ------------      ------------

Net Cash Provided by
   Continuing Operations                                  $  (27,391)       $   12,241
                                                         ============      ============


* Earnings before interest, income taxes, depreciation and amortization.

                                   ENGINEERED SUPPORT SYSTEMS, INC.
                              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               THREE MONTHS ENDED
                                                                   JANUARY 31
                                                         ------------------------------
                                                             2004              2003             % CHANGE
                                                             ----              ----             --------
                                                                  (UNAUDITED)

Net revenues                                              $  195,130        $  121,663            60.4%
Cost of revenues                                             148,859            94,517            57.5%
                                                         ------------      ------------
Gross profit                                                  46,271            27,146            70.5%
Selling, general and administrative expense                   19,677            12,907            52.5%
Restructuring expense                                            347
                                                         ------------      ------------
Operating income from continuing operations                   26,247            14,239            84.3%
Interest expense, net                                           (644)             (407)           58.2%
Gain (loss) on sale of assets                                     (4)                6
                                                         ------------      ------------
Income from continuing operations                             25,599            13,838            85.0%
Income tax provision                                           9,856             5,397            82.6%
                                                         ------------      ------------
Net income from continuing operations                         15,743             8,441            86.5%

Income from discontinued
  operations, net of income tax                                                    137
                                                         ------------      ------------
Net income                                                $   15,743        $    8,578            83.5%
                                                         ============      ============
Basic earnings per share (1):
   Continuing operations                                  $     0.62        $     0.35            77.1%
   Discontinued operations                                                        0.01
                                                         ------------      ------------
   Total                                                  $     0.62        $     0.36            72.2%
                                                         ============      ============

Diluted earnings per share (1):
   Continuing operations                                  $     0.57        $     0.33            72.7%
   Discontinued operations                                                        0.01
                                                         ------------      ------------
   Total                                                  $     0.57        $     0.34            67.6%
                                                         ============      ============

Weighted average common shares outstanding (1):
   Basic                                                      25,066            23,873             5.0%
                                                         ============      ============
   Diluted                                                    27,552            25,268             9.0%
                                                         ============      ============

(1) All share and per share amounts have been adjusted to reflect a 3-for-2 stock split as of October 31, 2003.

                                    ENGINEERED SUPPORT SYSTEMS, INC.
                                       BUSINESS SEGMENT RESULTS
                                             (IN THOUSANDS)

                                                               THREE MONTHS ENDED
                                                                   JANUARY 31
                                                         ------------------------------
                                                             2004              2003             % CHANGE
                                                             ----              ----             --------
                                                                   (UNAUDITED)

NET REVENUES:

Support Systems                                           $  111,794        $   96,750            15.5%

Support Services                                              89,142            25,482           249.8%

Intersegment Revenues                                         (5,806)             (569)
                                                         ------------      ------------

   Total                                                  $  195,130        $  121,663            60.4%
                                                         ============      ============


OPERATING INCOME FROM CONTINUING OPERATIONS:

Support Systems                                           $   18,982        $   12,098            56.9%

Support Services                                               7,265             2,141           239.3%
                                                         ------------      ------------

                                                              26,247            14,239            84.3%

Interest expense, net                                           (644)             (407)           58.2%

Gain (loss) on sale of assets                                     (4)                6
                                                         ------------      ------------
Income from continuing
  operations before income taxes                          $   25,599        $   13,838            85.0%
                                                         ============      ============

                           ENGINEERED SUPPORT SYSTEMS, INC.
                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (IN THOUSANDS)

                                                          JANUARY 31        OCTOBER 31
                                                             2004              2003
                                                             ----              ----
                                                         (UNAUDITED)

ASSETS
Current Assets:
  Cash and cash equivalents                               $    2,276        $    2,880
  Accounts receivable                                        106,116            90,805
  Contracts in process and inventories                        64,284            50,959
  Deferred income taxes                                        5,939             5,939
  Other current assets                                        14,221             4,668
                                                         ------------      ------------
          Total current assets                               192,836           155,251

Property, plant and equipment                                 51,444            50,366
Goodwill                                                     201,444           191,332
Other assets                                                  22,494            22,352
                                                         ------------      ------------
         Total Assets                                     $  468,218        $  419,301
                                                         ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Notes payable                                           $   79,600        $   73,100
  Current maturities of long-term debt                           311                90
  Accounts payable                                            57,712            48,609
  Other current liabilities                                   40,502            62,762
                                                         ------------      ------------
         Total current liabilities                           178,125           184,561

Long-term debt                                                   954
Other liabilities                                             37,396            37,573
Shareholders' Equity                                         251,743           197,167
                                                         ------------      ------------
         Total Liabilities and Shareholders' Equity       $  468,218        $  419,301
                                                         ============      ============

                                   * * * *